February 28, 1996





Board of Directors
HT Insight Funds, Inc. d/b/a Harris Insight Funds
One Exchange Place
Boston, MA  02109

RE:	Rule 24f-2 Notice

Gentlemen:

	In connection with the filing by HT Insight Funds, Inc. d/b/a Harris Insight Funds (the "Company"), of a Notice (the "Notice") pursuant to Rule 24f-2 under the Investment Company Act of 1940, as amended (the "Act"), for the Company's fiscal year ended December 31, 1995, you have requested that the undersigned provide the necessary legal opinion as required by said Rule.

	In accordance with Rule 24f-2, the Company has registered an indefinite number of Class A, Class B, Class C, Class D, Class E, and Class F shares of Common Stock, with a par value of $.001, under the Securities Act of 1933 (the "1933 Act"). The purpose of the Notice is to make definite the registration of shares of the Company (the "Shares") sold in reliance upon the Rule during the fiscal year ended December 31, 1995.

	The undersigned is Associate General Counsel of First Data Investor Services Group, Inc., the Company's Administrator, and in such capacity, from time to time and for certain purposes, provides legal counsel to the Company. I have examined copies of the Company's Articles of Incorporation, as amended and By-Laws, as amended, resolutions adopted by its Directors, and such other records and documents as I have deemed necessary for purpose of this opinion.


Board of Directors
February 28, 1996
Page Two



	On the basis of the foregoing, and assuming all of the Shares were sold in accordance with the terms of the Company's Prospectuses and Statement of Additional Information in effect at the time of sale, I am of the opinion that the Shares were legally issued, fully paid and non-assessable. This opinion is for the limited purposes expressed above and should not be deemed to be an expression of opinion as to compliance with the 1933 Act, the Act or applicable state "blue sky" or securities laws in connection with the sales of the Shares.

	I hereby consent to the filing of this opinion with the Securities and Exchange Commission as part of the Company's Rule 24f-2 Notice.

			Very truly yours,

			/s/ Patricia L. Bickimer
			Patricia L. Bickimer
			Associate General Counsel




harris\24f-2\opinion\dec95.doc